EXHIBITS TO BE FILED BY EDGAR


               Exhibits


                    F-1  -    Opinion of Berlack, Israels &
                                   Liberman LLP.

                    F-2  -    Opinion of Ballard Spahr Andrews &
                                   Ingersoll